EXHIBIT 99.1

                     JOINT FILING AGREEMENT


     The undersigned hereby agree that the Statement on Schedule 13D, dated May 15, 2000 (the "Schedule 13D"), with respect to the Common Stock, par value $0.01 per share, of SportsLine.com, Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1734, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 4th day of January, 2002.



                                   CBS Broadcasting Inc.

                                   By:  /s/ Michael D. Fricklas
                                        -----------------------
                                        Michael D. Fricklas
                                        Executive Vice President


                                   Westinghouse CBS Holding
                                   Company, Inc.

                                   By:  /s/ Michael D. Fricklas
                                        -----------------------
                                        Michael D. Fricklas
                                        Executive Vice President


                                   Viacom Inc.


                                   By:  /s/ Michael D. Fricklas
                                        -----------------------
                                        Michael D. Fricklas
                                        Executive Vice
                                        President,
                                        General Counsel and
                                        Secretary


                                   NAIRI, Inc.


                                   By:   /s/ Sumner M. Redstone
                                        -----------------------
                                        Sumner M. Redstone
                                        Chairman and President


                                   National Amusements, Inc.

                                   By:   /s/ Sumner M. Redstone
                                        -----------------------
                                        Sumner M. Redstone
                                        Chairman and Chief
                                        Executive
                                        Officer



                                    /s/ Sumner M. Redstone
                                   -----------------------
                                   Sumner M. Redstone
                                   Individually